EXHIBIT G

SCHEDULE OF TRANSACTIONS

Name of Account	Title of Security	Date of Transaction	Nature of Transaction	Type of Transaction	Quantity	Price
GCM Onshore Investors, L.P.	Common Stock	07/31/2026	Sell	Open Market	1,261,521(1)	$7.3925(2)
GCM Cayman Investors, Ltd.	Common Stock	07/31/2026	Sell	Open Market	458,608(1)	$7.3925(2)
GCM Onshore Investors, L.P.	Common Stock	08/03/2026	Sell	Open Market	114,528(1)	$8.1048
GCM Cayman Investors, Ltd.	Common Stock	08/03/2026	Sell	Open Market	41,635(1)	$8.1048
Glenview Offshore Opportunity Master Fund	Common Stock	08/13/2026	Sell	Open Market	20,640	$9.5418(3)
Glenview Healthcare Master Fund	Common Stock	08/13/2026	Sell	Open Market	194,593	$9.5418(3)
Glenview Offshore Opportunity Master Fund	Common Stock	08/13/2026	Sell	Open Market	500,000	$9.2355(4)
Longview	Common Stock	08/13/2026	Sell	Open Market	175,300	$8.8604(5)
Longview	Common Stock	08/14/2026	Sell	Open Market	824,700	$8.6973(6)
Longview	Common Stock	08/17/2026	Sell	Open Market	582,500	$8.9702(7)

(1) These shares of Common Stock were previously transferred, for no consideration, by Glenview Capital Master Fund to GCM Onshore Investors, L.P. and GCM Cayman Investors, Ltd. on July 1, 2026.

(2) This price reflects the weighted average price for open-market sales of shares of Common Stock on July 31, 2026 within a $1.00 range. The actual prices for these transactions range from $7.2282 to $7.82, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock sold at each separate price.

(3) This price reflects the weighted average price for open-market sales of shares of Common Stock on August 13, 2026 within a $1.00 range. The actual prices for these transactions range from $9.43 to $9.575, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock sold at each separate price.

(4) This price reflects the weighted average price for open-market sales of shares of Common Stock on August 13, 2026 within a $1.00 range. The actual prices for these transactions range from $9.035 to $9.3408, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock sold at each separate price.

(5) This price reflects the weighted average price for open-market sales of shares of Common Stock on August 13, 2026 within a $1.00 range. The actual prices for these transactions range from $8.86 to $9.12, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock sold at each separate price.

(6) This price reflects the weighted average price for open-market sales of shares of Common Stock on August 14, 2026 within a $1.00 range. The actual prices for these transactions range from $8.36 to $8.94, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock sold at each separate price.

(7) This price reflects the weighted average price for open-market sales of shares of Common Stock on August 17, 2026 within a $1.00 range. The actual prices for these transactions range from $8.85 to $9.07, inclusive. The Reporting Persons further undertake to provide upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of shares of Common Stock sold at each separate price.